Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated March 29, 2005 relating to the financial statements and financial statement schedule, which appears in Lumera Corporation's Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
November 14, 2005